                                                                     EXHIBIT 1.1

                            FCB/NC CAPITAL TRUST II

                           A Delaware business trust

                      4,000,000 __% Preferred Securities

                ($25 Liquidation Amount per Preferred Security)


                            UNDERWRITING AGREEMENT
                            ----------------------

                                                                   _______, 2001



KEEFE, BRUYETTE & WOODS, INC.
A.G. EDWARDS & SONS, INC.
FIRST UNION SECURITIES, INC.
LEGG MASON WOOD WALKER, INCORPORATED
 as Representatives of the Several Underwriters
c/o Keefe, Bruyette & Woods, Inc.
c/o Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York  10019-6150

Ladies and Gentlemen:

     FCB/NC Capital Trust II (the "Trust"), a statutory business trust created under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. (Sections 3801, et seq.)), and First Citizens BancShares, Inc., a Delaware corporation (the "Company" and collectively with the Trust, the "Offerors"), confirm their agreement (the "Agreement") with Keefe, Bruyette & Woods, Inc. ("Keefe Bruyette") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof) for whom Keefe Bruyette, A.G. Edwards & Sons, Inc., First Union Securities, Inc., and Legg Mason Wood Walker, Incorporated are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Trust, and the purchase by the Underwriters, acting severally and not jointly, of the respective number of __% Preferred Securities (liquidation amount of $25.00 per security) of the Trust (the "Preferred Securities") as set forth in Schedule A. The Preferred Securities will be guaranteed by the Company, to the extent described in the Prospectus (as defined herein), with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Guarantee Agreement (the "Guarantee"), to be dated as of __________, 2001, between the Company and Bankers Trust Company, as Trustee (the "Guarantee Trustee"). The Preferred Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of Closing Time (as defined in Section 2(b) herein) (the "DTC Agreement"), among the Trust, the Property Trustee (as defined below) and DTC.

     The entire proceeds from the sale of the Preferred Securities in the Offering will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") to purchase $103,093,000 aggregate principal amount of ____% Junior Subordinated Debentures due __________, 2031 (the "Subordinated Debentures") issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the amended and restated trust agreement, to be dated as of __________, 2001 (the "Trust Agreement"), among the Company, as depositor, and Kenneth A. Black and John H. Gray as administrators (the "Administrators"), Bankers Trust Company, as property trustee (the "Property Trustee"), and Bankers Trust (Delaware), as Delaware trustee (the "Delaware Trustee," and, together with the Property Trustee and the Administrators, the "Trustees"), and the holders, from time to time, of undivided beneficial interests in the assets of the Trust. The Common Securities will be purchased by the Company from the Trust pursuant to the terms of the Common Securities purchase agreement to be dated as of __________, 2001, by and between the Company and the Trust (the "Common Securities Purchase Agreement"). The Subordinated Debentures will be issued pursuant to an indenture, to be dated as of __________, 2001 (the "Indenture"), between the Company and Bankers Trust Company, as trustee (the "Debenture Trustee"). The Subordinated Debentures will be purchased by the Trust from the Company pursuant to the terms of the junior subordinated debentures purchase agreement to be dated as of __________, 2001, by and between the Company and the Trust (the "Subordinated Debentures Purchase Agreement").

     The Preferred Securities, the Guarantee and the Subordinated Debentures are hereinafter collectively referred to as the "Securities."

     The Indenture, the Trust Agreement, the Guarantee, the DTC Agreement, the Common Securities Purchase Agreement, the Subordinated Debentures Purchase Agreement and this Agreement are hereinafter referred to collectively as the "Operative Documents."

     The Offerors understand that the Underwriters propose to make a public offering of the Preferred Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-68340) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b).
The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated ___________, 2001 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1.  Representations and Warranties.
                 ------------------------------

     (a) Representations and Warranties by the Offerors. The Offerors jointly and severally represent and warrant to each Underwriter as of the date hereof, as of Closing Time referred to in Section 2(b) hereof and agrees with each Underwriter, as follows:

          (i)    Compliance with Registration Requirements.  Each of the
                 -----------------------------------------
     Offerors meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Offerors, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                 At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Offerors will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Offerors in writing by any Underwriter through Keefe Bruyette expressly for use in the Registration Statement or Prospectus.

                 Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii)   Incorporated Documents.  The documents incorporated or deemed
                 ----------------------
     to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii)  Independent Accountants.  The accountants who certified the
                 -----------------------
     financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv)   Financial Statements.  The financial statements included in the
                 --------------------
     Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected consolidated financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

          (v)    No Material Adverse Change in Business.  Since the respective
                 --------------------------------------
     dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, or in the earnings or business of the Trust, whether or not arising in the ordinary course of business (a "Material Adverse Effect") and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.

          (vi)   Good Standing of the Company.  The Company has been duly
                 ----------------------------
     organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Operative Documents, as applicable, and the Subordinated Debentures and the Guarantee; and the Company is a registered financial holding company under the Bank Holding Company Act of 1956, as amended, is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not be reasonably likely to result in a Material Adverse Effect.

          (vii)  Good Standing of Trust.  The Trust has been duly created and is
                 ----------------------
     validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Operative Documents, as applicable, and the Preferred Securities; the Trust is not a party to or otherwise bound by any material agreement other than those described in the Registration Statement and the Prospectus; and based on an opinion of counsel, the Company believes the Trust is and will, under current law, be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

          (viii) Good Standing of Subsidiaries.  Each of First-Citizens Bank &
                 -----------------------------
     Trust Company and Atlantic States Bank, F.S.B. (each a "Significant Subsidiary" and, collectively, the "Significant Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not be reasonably likely to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary. All of the subsidiaries of the Company are (a) the subsidiaries listed on Schedule B hereto and (b) other than the Significant Subsidiaries, no other subsidiaries which, considered in the aggregate as a single Subsidiary, constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

          (ix)   Capitalization of Company.  (a) The Company had at the date
                 -------------------------
     indicated a duly authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus, (b) all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and (c) none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

          (x)    Authorization of Common Securities.  The Common Securities have
                 ----------------------------------
     been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor in accordance with the terms of the Common Securities Purchase Agreement and as described in the Registration Statement and the Prospectus, will be validly issued and will represent undivided beneficial interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

          (xi)   Authorization of Preferred Securities.  As of Closing Time the
                 -------------------------------------
     Preferred Securities will have been duly authorized by the Trust Agreement and, when issued and delivered against payment therefor in accordance with the Trust Agreement, as provided herein, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus and the issuance of the Preferred Securities will not be subject to preemptive or other similar rights.

          (xii)  Authorization of Agreement.  This Agreement has been duly
                 --------------------------
     authorized, executed and delivered by each of the Offerors.

          (xiii) Authorization of Trust Agreement.  The Trust Agreement has
                 --------------------------------
     been duly authorized by the Company and, at Closing Time, will have been duly executed and delivered by the Company and the Trustees, and assuming due authorization, execution and delivery of the Trust Agreement by the Trustees, the Trust Agreement will, at Closing Time, be a valid and binding obligation of the Offerors, enforceable against the Offerors in accordance with its terms, except to the extent that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies (collectively, the "Enforceability Exceptions").

          (xiv)   Authorization of Guarantee.  The Guarantee has been duly
                  --------------------------
     authorized by the Company and, at Closing Time, the Guarantee will have been duly executed and delivered by the Company, and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions.

          (xv)    Authorization of Indenture.  The Indenture has been duly
                  --------------------------
     authorized by the Company and, at Closing Time, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions; and at Closing Time, the Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

          (xvi)   Authorization of Subordinated Debentures.  The Subordinated
                  ----------------------------------------
     Debentures have been duly authorized by the Company and, at Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor in accordance with the terms of the Subordinated Debentures Purchase Agreement and as described in the Registration Statement and the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the Enforceability Exceptions; and the Subordinated Debentures will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the description thereof in the Prospectus.

          (xvii)  Authorization of Administrators.  Each of the Administrators
                  -------------------------------
     of the Trust is an officer of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

          (xviii) Investment Company Treatment.  Neither the Trust or the
                  ----------------------------
     Company is, and upon the issuance and sale of the Preferred Securities, the Subordinated Debentures and the Guarantee, as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" or an entity "controlled" by an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

          (xix)   Description of Operative Documents.  The Operative Documents
                  ----------------------------------
     described in the Registration Statement and the Prospectus conform in all material respects to the summary descriptions thereof contained in the Registration Statement and the Prospectus.

          (xx)    No Conflict.  None of the Trust, the Company nor any
                  -----------
     subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not be reasonably likely to result in a Material Adverse Effect; the execution and delivery of the Operative Documents by the Trustees or the Company, as the case may be, the issuance and delivery of the

     Securities, the consummation by the Offerors of the transactions contemplated in the Operative Documents, and compliance by the Offerors with the terms of the Operative Documents to which they are a party have been duly authorized by all necessary corporate action on the part of the Company, and do not and will not result in any violation of the charter or by-laws of the Company or of any subsidiary or the Trust Agreement or the certificate of trust of the Trust filed with the State of Delaware on August 10, 2001 (the "Trust Certificate"), and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust, the Company or any subsidiary under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust, the Company or subsidiary is a party or by which it may be bound or to which any of its properties may be subject, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not be reasonably likely to result in a Material Adverse Effect or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Trust, the Company or any subsidiary or any of its properties, except for such defaults that would not be reasonably likely to result in a Material Adverse Effect

          (xxi)   Absence of Labor Dispute.  No labor dispute with the employees
                  ------------------------
     of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, would be reasonably likely to result in a Material Adverse Effect.

          (xxii)  Absence of Proceedings.  There is no action, suit, proceeding,
                  ----------------------
     inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Trust, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would be reasonably likely to result in a Material Adverse Effect, or which would be reasonably likely to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Operative Documents or the performance by the Company or the Trust of its obligations thereunder; the aggregate of all pending legal or governmental proceedings to which the Company, the Trust, or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not be reasonably likely to result in a Material Adverse Effect.

          (xxiii) Accuracy of Exhibits.  There are no contracts or documents
                  --------------------
     which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (xxiv)  Possession of Intellectual Property.  The Company and its
                  -----------------------------------
     subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would be reasonably likely to result in a Material Adverse Effect.

          (xxv)    Absence of Further Requirements.  No filing with, or
                   -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Trust of its obligations under the Operative Documents, in connection with the offering, issuance or sale of the Securities under the Operative Documents or the consummation of the transactions contemplated by the Operative Documents, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (xxvi)   Possession of Licenses and Permits.  The Company and its
                   ----------------------------------
     subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, be reasonably likely to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not be reasonably likely to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to result in a Material Adverse Effect.

          (xxvii)  Title to Property.  The Company and its subsidiaries have
                   -----------------
     good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xxviii) Compliance with Cuba Act.  The Company and the Trust has
                   ------------------------
     each complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

          (xxix)   Environmental Laws.  Except as described in the Registration
                   ------------------
     Statement and except as would not, singly or in the aggregate, be reasonably likely to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

     (b) Officer's and Administrator's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries or by an administrator of the Trust delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Trust, as applicable, to each Underwriter as to the matters covered thereby.

     SECTION 2.  Sale and Delivery to Underwriters; Closing.
                 ------------------------------------------

     (a) Purchase and Sale of Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price per preferred security set forth in Schedule C, that number of Preferred Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, subject, in each case, to such adjustments among the

Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Preferred Securities shall be made at the offices of Ward and Smith, P.A., ____________________, Raleigh, North Carolina _____, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

          Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Trust, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Preferred Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Preferred Securities, if any, which it has agreed to purchase. Keefe Bruyette, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Preferred Securities, to be purchased by any Underwriter whose funds have not been received by Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (c) Denominations; Registration. The Preferred Securities, shall be represented by a global certificate issued in the name of Cede & Co., as nominee for DTC and such global certificate shall be available for examination no later than 10:00 A.M. (Eastern Time) on the business day prior to Closing Time.

     SECTION 3.  Covenants of the Offerors.  The Offerors covenants with each
                 -------------------------
Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Offerors, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed,
(ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Offerors will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

     (c) Delivery of Registration Statements. The Offerors have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Offerors have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Offerors hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Offerors will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Offerors will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Offerors will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) Blue Sky Qualifications. The Offerors will use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company and the Trust will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

     (i) Listing. The Offerors will use their best efforts to effect the listing of the Preferred Securities on the American Stock Exchange.

     (j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     (k) The Offerors will cooperate with the Underwriters and use their best efforts to permit the Preferred Securities to be eligible for clearance and settlement through the facilities of DTC.

     (l) During a period of 180 days from the date of this Agreement, neither the Trust nor the Company will, without the prior written consent of Keefe Bruyette, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer of dispose of any securities that are substantially similar to the Preferred Securities, any security convertible into or exercisable or exchangeable for Preferred Securities or any security substantially similar to the Preferred Securities or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Preferred Securities or any security substantially similar to the Preferred Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Securities or any security substantially similar to the Preferred Securities, other securities, in cash or otherwise. The foregoing sentence shall not apply to the Preferred Securities to be sold hereunder.

     SECTION 4.  Payment of Expenses.
                 -------------------

     (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of the Offerors obligations under the Operative Documents, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of the Operative Documents, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Preferred Securities,
(iii) the preparation, issuance and delivery of the certificates for the Preferred Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Preferred Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Preferred Securities under securities laws in accordance with the provisions of
Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustees and any transfer agent or registrar for the Preferred Securities the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Preferred Securities, and (x) the fees and expenses incurred in connection with the listing of the Preferred Securities on the American Stock Exchange.

     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     (c) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company may make for the sharing of such costs and expenses.

     SECTION 5.  Conditions of Underwriters' Obligations.  The obligations of
                 ---------------------------------------
the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or an administrator of the Trust delivered pursuant to the provisions hereof, to the performance by the Offerors of their covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

     (b) Opinion of Outside Counsel for Offerors. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Ward and Smith, P.A., counsel for the Company, to the effect set forth in Exhibit A hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Trustees of the Trust, officers of the Company and its subsidiaries and certificates of public officials. Such counsel may rely, as to matters of Delaware law, on the opinions of counsel furnished pursuant to subsection (c) of this Section and, as to matters of New York law, on the opinions of counsel furnished pursuant to subsection (d) of this Section.

     (c) Opinion of Special Delaware Counsel for Offerors. If the opinion referred to in Section 5(b) does not cover applicable matters of Delaware law, at Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of special Delaware counsel to the Offerors, to the effect set forth in Exhibit B hereto.

     (d) Opinion of Counsel for Bankers Trust Company. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of White & Case LLP, counsel to Bankers Trust Company, as Property Trustee under the Trust Agreement, and Guarantee Trustee under the Guarantee Agreement, to the effect set forth in Exhibit C hereto.

     (e) Opinion of Special Tax Counsel for the Offerors. At Closing Time, the Underwriters shall have received an opinion, dated as of Closing Time, of Hunton & Williams, special tax counsel to the Offerors, that (i) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation and (ii) although the discussion set forth in the Prospectus under the heading "Material United States Federal Income Tax Consequences" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities under current law. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and other documents deemed necessary for such opinion.

     (f) Opinion of Counsel for Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Alston & Bird LLP, counsel for the Underwriters, with respect to the incorporation and legal existence of the Company, the Preferred Securities, the Indenture, the Guarantee, this Agreement, and the Prospectus and other related matters as the Underwriters may require. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Trustees of the Trust, officers of the Company and its subsidiaries and certificates of public officials. Such counsel may rely as to matters of Delaware law on the opinions of counsel furnished pursuant to subsection (c) of this Section.

     (g) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or Vice Chairman of the Company and of the chief financial or chief accounting officer of the Company and a certificate of an Administrative Trustee of the Trust, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) the Offerors have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

     (h) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (i) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (j) Approval of Listing. At Closing Time, the Preferred Securities shall have been approved for listing on the American Stock Exchange, subject only to official notice of issuance.

     (k) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (l) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors in connection with the issuance and sale of the Preferred Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.  Indemnification.
                 ---------------

     (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii), and
(iii) below as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Keefe Bruyette), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Keefe Bruyette expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, the Trust and each of its administrators who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Keefe Bruyette expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Keefe Bruyette, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7.  Contribution.  If the indemnification provided for in Section 6
                 ------------
hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other hand from the offering of the Preferred Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Offerors on the one hand and the Underwriters on the other hand in connection with the offering of the Preferred Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the Preferred Securities as set forth on such cover.

          The relative fault of the Offerors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, each administrator of the Trust who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Preferred Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or in certificates of administrators of the Trust submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Trust, and shall survive delivery of the Preferred Securities to the Underwriters.

     SECTION 9.  Termination of Agreement.
                 ------------------------

     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal, North Carolina or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10.  Default by One or More of the Underwriters.  If one or more of
                  ------------------------------------------
the Underwriters shall fail at Closing Time to purchase the Preferred Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

            (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

            (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

            No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

            In the event of any such default which does not result in a termination of this Agreement either (i) the Representatives or (ii) the Company have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

SECTION 11. Notices.  All notices and other communications hereunder shall be in
            -------
writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019-6150, attention of Scott R. Anderson, Managing Director; notices to the Company or the Trust shall be directed to the Company at 3128 Smoketree Court, Raleigh, North Carolina 27604, attention of Kenneth A. Black, Vice President, Treasurer and Chief Financial Officer.

     SECTION 12.  Parties.  This Agreement shall each inure to the benefit of
                  -------
and be binding upon the Underwriters, the Company and the Trust and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Trust and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Trust and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY
                  ----------------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14.  Effect of Headings.  The Article and Section headings herein
                  ------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Trust in accordance with its terms.

                                    Very truly yours,


                                    First Citizens Bancshares, Inc.



                                    By
                                      Name:
                                      Title:


                                    FCB/NC Capital Trust II



                                    By: First Citizens BancShares, Inc.

                                    By__________________________________________
                                      Name:
                                      Title:

CONFIRMED AND ACCEPTED,
  as of the date first above written:


KEEFE BRUYETTE & WOODS, INC.
A.G. EDWARDS & SONS, INC.
FIRST UNION SECURITIES, INC.
LEGG MASON WOOD WALKER, INCORPORATED

By: KEEFE BRUYETTE & WOODS, INC.


By
         Authorized Signatory


For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                  SCHEDULE A


                                                                                 Number of
                                                                                  Initial
Name of Underwriter                                                             Securities
-------------------                                                             ----------
Keefe Bruyette & Woods, Inc...............................................
A.G. Edwards & Sons, Inc.
First Union Securities, Inc...............................................
Legg Mason Wood Walker, Incorporated......................................

Total.....................................................................       4,000,000
                                                                                ==========

                                    Sch A-1

                                  SCHEDULE B

                            [LIST OF SUBSIDIARIES]

                                    Sch B-1

                                 [SCHEDULE C]

                                [PRICING SHEET]

                                    Sch C-1

                                                                       Exhibit A


                     FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)


     Form of Opinion of Ward and Smith, P.A., Counsel for the Company, to be delivered pursuant to Section 5(b) of this Agreement:

     1. The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and in the Prospectus. The Company is duly authorized to transact business and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or to be in good standing would not be reasonably likely to result in a Material Adverse Effect.

     2. The Company is registered as a financial holding company under the Bank Holding Company Act of 1956, as amended.

     3. First-Citizens Bank & Trust Company is a North Carolina banking corporation validly existing under the laws of the State of North Carolina and Atlantic States Bank, F.S.B. is a federal savings bank validly existing under the laws of the United States. Each of First-Citizens Bank & Trust Company and Atlantic States Bank, F.S.B. has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and in the Prospectus, First-Citizens Bank & Trust Company and Atlantic States Bank, F.S.B. are being referred to herein as the "Significant Subsidiaries." Each of the Significant Subsidiaries is duly authorized to transact business and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or to be in good standing would not be reasonably likely to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non assessable and, to the best if such counsel's knowledge, is owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of any preemptive or similar rights of any security holder of such Significant Subsidiary.

     4. All of the outstanding shares of stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of the preemptive rights of any stockholder of the Company.

     5. Under the laws of the State of Delaware, its Certificate of Incorporation and its Bylaws, the Company has the corporate power and authority to (a) own, lease and operate its properties and conduct its business as described in the Prospectus, (b) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party, and (c) issue and perform its obligations under the Subordinated Debentures and the Guarantee.

     6. To the knowledge of such counsel, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or threatened against or affecting the Company or any subsidiary that in the final outcome would in the judgment of such counsel result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust or of the Company and its subsidiaries considered as one enterprise, or that could materially and adversely affect the properties or assets of the Trust or of the Company and its subsidiaries considered as one enterprise, or that would adversely affect the consummation of the transactions contemplated in the Operative Documents. To the knowledge of such counsel, the aggregate liability or loss, if any, resulting from the final outcome of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or which affect any of its properties that are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to its business, would not be reasonably likely to result in a Material Adverse Effect.

     7. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions.

     8. To the knowledge of such counsel, neither the Company nor any subsidiary is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, indenture, mortgage, loan agreement, note, or lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not be reasonably likely to result in a Material Adverse Effect.

     9. The execution and delivery by the Company of the Operative Documents to which it is a party, the issuance and delivery of the Preferred Securities and the Common Securities and the consummation by the Company of the transactions contemplated by the Operative Documents and the Registration Statement (including the issuance and sale of the Securities and the use of proceeds therefrom as described in the Prospectus under "Use of Proceeds" and compliance by the Company with its obligations under this Agreement) do not and will not violate or conflict with the Certificate of Incorporation or the Bylaws of the Company.

     10. The execution and delivery by the Company of the Operative Documents to which it is a party, the issuance and delivery of the Preferred Securities and the Common Securities and the consummation by the Company of the transactions contemplated by the Operative Documents do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary under (a) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any subsidiary is a party or by which it may be bound or to which any of its properties may be subject, or
(b) any existing applicable law, rule, regulation, qualification, judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of its properties, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not be reasonably likely to result in a Material Adverse Effect, nor will any such action result in any violation of the provisions charter or bylaws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgement, writ or decree, known to such counsel, if any government, government instrumentality or court, foreign or domestic, having jurisdiction over the Company or any subsidiary of the Company or their respective properties, assets or operations.

     11. No filing with, or authorization, approval, consent, license, order, registration, qualification, or decree of, any court or governmental authority or agency which has not been made or obtained is required for the execution or delivery by the Company of the Operative Documents to which it is a party, or the consummation by the Company of the transactions contemplated thereby, except approvals issued by the NASD and pursuant to the securities or "blue sky" laws of any state, as to which such counsel need express no opinions.

     12. Each of the Underwriting Agreement, the Common Securities Purchase Agreement and the Debentures Purchase Agreement has been duly authorized, executed and delivered by the Company.

     13. The Trust Agreement has been duly authorized, executed and delivered by the Company.

     14. The Guarantee has been duly and validly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions. The Guarantee has been duly qualified under the 1939 Act.

     15. The Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions. The Indenture has been duly qualified under the 1939 Act.

     16. The Subordinated Debentures have been duly and validly authorized for issuance by the Company, and when executed, authenticated and delivered in the manner provided for in the Indenture and paid for in accordance with the Subordinated Debentures Purchase Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions. The issuance of the Subordinated Debenture is not subject to preemptive or other similar rights arising under the Certificate of Incorporation or Bylaws of the Company, under the laws of the State of Delaware or, to our knowledge of such counsel, otherwise.

     17. Such counsel has reviewed the statements in (i) the Prospectus under the captions "Description of Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee," and "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee" to the extent that such statements purport to summarize certain provisions of the Preferred Securities, the Subordinated Debentures, the Guarantee, and the Indenture such statements fairly summarize such provisions in all material respects and conform in all material respects to the instruments defining the same (ii) and the Registration Statement under Item 15, to the extent that such statements purport to summarize certain provisions of law or the Company's charter and bylaws, such statements fairly summarize such provisions in all material respects.

     18. Neither the Company nor the Trust is or, immediately following consummation of the transactions contemplated by the Agreement, will be required to be registered under the Investment Company Act of 1940, as amended.

     19. In addition, such counsel shall state that (i) they have reviewed certain corporate records and other documents of the Company and have participated in conferences with officers and other representatives of the Company, the Company's independent public accountants and the Underwriters in connection with the preparation of the Prospectus and (ii) they did [not] participate in the preparation of any of the documents incorporated by reference in the Prospectus, [and][but] have[, however,] reviewed such documents and discussed the business and affairs of the Company with officers and representatives of the Company. Although such counsel may have not independently verified the accuracy, completeness or fairness of the information and statements contained in the Prospectus (except to the extent set forth in paragraph 17, above), on the basis of the information which was developed in the course of the performance of the foregoing (relying as to materiality upon the opinion of officers and other representatives of the Company), such counsel shall state that nothing has come to the attention of such counsel that causes such counsel to believe that the Prospectus as of its date and as of Closing Time, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; providing, however, that such counsel may express no belief or opinion regarding the financial statements and related schedules and other financial, statistical or projected data contained in the Prospectus.

     20. The Registration Statement has become effective under the 1933 Act any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any amendments thereto has been issued under the 1933 Act, and no proceeding therefor has been instituted or is pending or threatened by the Commission.

     21. The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to Closing Time (other than the financial statements and related notes thereto, related schedules and financial and statistical data, and descriptions of accounting treatment included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     22. Such counsel does not know of any amendment or supplement to the Registration Statement or the Prospectus required to be filed with respect thereto which has not been filed with the Commission, and there are no contracts, agreements, instruments, leases, licenses, arrangements or understandings of a character required to be filed as an exhibit to, or described in, the Registration Statement, or Prospectus, as amended or supplemented, that have not been so filed or described.

     23. To the knowledge of such counsel, there are not statutes or regulations that are required to be described in the Prospectus that are not described as required.

                                                                       Exhibit B


     Form of Opinion of Richards, Layton & Finger, Special Delaware Counsel to the Offerors, to be delivered pursuant to Section 5(c) of this Agreement:

     1. The Trust has been duly created and is validly existing in good standing as a statutory business trust under the Delaware Business Trust Act.

     2. Under the Delaware Business Trust Act and the Trust Agreement, the Trust has the trust power and authority to (a) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party,
(b) issue and perform its obligations under the Preferred Securities and the Common Securities, and (c) conduct its business as described in the Prospectus.

     3. Under the Delaware Business Trust Act and the Trust Agreement, each of the Operative Documents has been duly authorized by all necessary trust action on the part of the Trust.

     4. The Trust Agreement constitutes a valid and binding obligation of the Trust and the Administrators, and is enforceable against the Trust and the Administrators, in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

     5. The Preferred Securities have been duly authorized by the Trust Agreement, and the Preferred Securities, when duly issued, executed and authenticated in accordance with the Trust Agreement and delivered and paid for in accordance with the Agreement, will be, subject to the qualifications set forth in paragraph 7 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Trust Agreement. The issuance of the Preferred Securities is not subject to preemptive rights under the Delaware Business Trust Act or the Trust Agreement.

     6. The Common Securities have been duly authorized for issuance by the Trust Agreement and, when issued, executed and authenticated in accordance with the Trust Agreement and delivered and paid for in accordance with the Common Securities Purchase Agreement, will be validly issued undivided beneficial interests in the assets of the Trust. The issuance of the Common Securities is not subject to preemptive rights under the Delaware Business Trust Act or the Trust Agreement.

     7. The holders of the Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law. Such counsel may note that the holders of the Preferred Securities may be obligated, pursuant to the Trust Agreement, to (a) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers or exchanges of Preferred Securities and the issuance of replacement Preferred Securities Certificates and (b) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

     8. No authorization, approval, consent or order of any Delaware court or any Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the execution, delivery or performance by the Trust of the Operative Documents, or the consummation by the Trust of the transactions contemplated thereby or the issuance and sale of the Preferred Securities.

     9. None of the execution and delivery by the Trust of the Operative Documents, or the issuance and sale of the Preferred Securities by the Trust in accordance with the terms of the Operative Documents and as contemplated by the Registration Statement (including the issuance and sale of the Preferred Securities and Common Securities and the use of the proceeds therefrom as described in the Prospectus under "Use of Proceeds" and compliance by the Trust with its obligations under this Agreement) or the consummation by the Trust of the other transactions contemplated thereby, (a) violate any applicable Delaware laws, or (b) conflict with the Certificate of Trust or the Trust Agreement.

     10.  Such counsel has reviewed the statements in the Registration under
Item 15 as they relate to the Trust, to the extent that such statements purport to summarize certain provisions of Delaware law, the Certificate of Trust or the Trust Agreement, such statements fairly summarize such provisions in all material respects

                                                                       Exhibit C


     Form of Opinion of White & Case LLP, Special Counsel for the Property Trustee, Guarantee Trustee, and Debenture Trustee to be delivered pursuant to
Section 5(d) of this Agreement:

     1. Bankers Trust Company is duly incorporated and is validly existing as a banking corporation with trust powers under the laws of the State of New York.

     2. The Indenture Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of the Indenture.

     3. The Guarantee Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Guarantee, and has taken all necessary action to authorize the execution, delivery and performance by it of the Guarantee.

4. The Property Trustee has the requisite power and authority to execute and deliver the Trust Agreement, and has taken all necessary action to authorize the execution and delivery of the Trust Agreement.

     5. Each of the Indenture and the Guarantee has been duly executed and delivered by the Indenture Trustee and the Guarantee Trustee, respectively, and constitutes a legal, valid and binding obligation of the Indenture Trustee and the Guarantee Trustee, respectively, enforceable against the Indenture Trustee and the Guarantee Trustee, respectively, in accordance with its respective terms, except that certain payment obligations may be enforceable solely against the assets of the Trust and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law), and by the effect of applicable public policy on the enforceability provisions relating to indemnification or contribution.

     6. The Debentures delivered on the date hereof have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

                                     C-1